Exhibit 5.1
DEWEY BALLANTINE LLP

1301 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-6092
TEL 212 259-8000     FAX 212 259-6333
March 5, 2007
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Ladies and Gentlemen:
We have acted as counsel to Eli Lilly and Company, an Indiana corporation (the “Company”), in connection with the filing, on March 5, 2007, by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time of an indeterminate amount of one or more series of debt securities of the Company (the “Debt Securities”).
We have examined and relied upon, without independent verification, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of officers of the Company and of public officials and such other instruments as we have deemed necessary or appropriate as a basis for the opinion expressed below, including the Registration Statement and the Indenture (the “Indenture”), dated February 1, 1991, between the Company and Citibank, N.A., as Trustee (the “Trustee”).
For purposes of the opinion expressed below, we have assumed that (i) at or prior to the time of issuance of the Debt Securities, (A) the issuance, execution and delivery of the Debt Securities shall have been duly authorized by all necessary corporate action on the part of the Company; (B) the specific terms of the Debt Securities to be issued under the Indenture shall have been duly established in accordance with the terms of the Indenture, including, if applicable, by the due authorization, execution and delivery, by each party thereto, of any supplemental indenture(s) pursuant to which the Debt Securities shall be issued; and (C) with respect to any Debt Securities to be offered and sold pursuant to an underwritten offering, the applicable underwriting agreement shall have been duly authorized, executed and delivered by each party thereto, and the Debt Securities so offered and sold shall have been offered, issued and sold in accordance with the terms and conditions of such underwriting agreement; (ii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iii) the terms of the Debt Securities shall not violate any applicable law or the Amended Articles of Incorporation or By-Laws of the Company or result in a default or breach of any agreement or instrument binding upon the Company, and shall comply with all requirements or restrictions, if any, imposed by any court or other governmental body having jurisdiction over the Company; and (iv) the Debt Securities shall be offered, issued and sold in compliance with applicable federal and state securities laws (including, without limitation, the Securities Act and the Trust Indenture Act of 1939, as amended) and solely in the manner provided for in the Registration
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Eli Lilly and Company
March 5, 2007

Statement. We have also assumed, without independent investigation, the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.
On the basis of, and in reliance on, the foregoing and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that when the Debt Securities, in the form established pursuant to the Indenture, have been authorized, executed, authenticated and delivered in accordance with the terms of the Indenture and the Debt Securities, against due receipt by the Company of the consideration therefor, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.
We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction except the laws of the State of New York and the federal law of the United States. We are not rendering any opinion as to compliance with any federal securities laws or state securities or blue sky laws. As to matters governed by Indiana law, we have relied, without independent investigation, upon, and our opinion expressed herein is subject to all of the qualifications, assumptions and limitations expressed in, the opinion of even date herewith of James B. Lootens, Secretary and Deputy General Counsel of the Company, a copy of which opinion is enclosed herewith.
The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,

Dewey Ballantine llp